Exhbit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, Dr. Ernst Walch, Member of the Board and Dr. Peter Prast,
Member of the Board of WINDER INVESTMENT ANSTALT (the "Anstalt"), has made, constituted and appointed, and by these presents does make, constitute and appoint REID HOOPER, RYAN WALKER, JASON MINIO and CATHY RUDE as the
undersigned's true and lawful attorney to prepare, execute, and file for and on behalf of the Anstalt a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the
Company to make electronic filings with the United States Securities and
Exchange Commission.

The undersigned acknowledges that the foregoing attorney-in-fact is serving in such capacity at the request of the undersigned.

This Power of Attorney shall remain in full force and effect until the revocation by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, I have hereunto set my hand on the 4th day of May, 2023.

Winder Investment Anstalt

/s/ Ernst Walch
Name: Dr. Ernst Walch
Title: Member of the Board

/s/ Peter Prast
Name: Dr. Peter Prast
Title: Member of the Board